Exhibit 10.15

26-28 Hammersmith Grove London W6 7BA

      Dated                                     2021

SMARTKEM LIMITED

and

FCRF 2 LIMITED

DEBENTURE

26-28 Hammersmith Grove London W6 7BA

THIS DEED is dated ___________

Parties

(1)	SMARTKEM LIMITED incorporated and registered in England and Wales with company number 06652152 whose registered office is at Optic Technium Ffordd William Morgan, St. Asaph Business Park, St. Asaph, Clwyd, LL17 0JD (Borrower)

(2)	FCRF 2 LIMITED incorporated and registered in England and Wales with company number 12338867 whose registered office is at 26-28 Hammersmith Grove, Hammersmith, London W6 7BA (Lender)

Background

(A)	The Lender has agreed, pursuant to the Facility Agreement, to provide the Borrower with loan facilities on a secured basis.

(B)	Under this deed, the Borrower provides security to the Lender for the loan facilities made available under the Facility Agreement.

It is hereby agreed

1.	Definitions and interpretation

1.1	Definitions

The following definitions apply in this deed:

Book Debts: all present and future book and other debts, and monetary claims due or owing to the Borrower, and the benefit of all security, guarantees and other rights of any nature enjoyed or held by the Borrower in relation to any of them.

Business Day: a day other than a Saturday, Sunday or public holiday in England when banks in London are open for business.

Charged Property: any freehold, leasehold or commonhold property the subject of the security constituted by this deed and references to "Charged Property" shall include references to the whole or any part or part of it.

Delegate: any person appointed as attorney of the Lender, Receiver or Delegate.

Designated Account: any account of the Borrower nominated by the Lender as a designated account for the purposes of this deed.

Equipment: all present and future equipment, plant, machinery, tools, vehicles, furniture, fittings, installations and apparatus and other tangible moveable property for the time being owned by the Borrower, including any part of it and all spare parts, replacements, modifications and additions.

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Event of Default: has the meaning given to that expression in the Facility Agreement.

Facility Agreement: the facility agreement dated on or around the date of this Deed between the Borrower and the Lender for the provision of the loan facilities.

Financial Collateral: has the meaning given to that expression in the Financial Collateral Regulations.

Financial Collateral Regulations: the Financial Collateral Arrangements (No 2) Regulations 2003 (SI 2003/3226).

Insurance Policy: each contract and policy of insurance effected or maintained by the Borrower from time to time in respect of its assets or business (including, without limitation, any contract or policy of insurance relating to the Charged Properties or the Equipment).

Intellectual Property: the Borrower's present and future patents, rights to inventions, copyright and related rights, trade marks and service marks, business names and domain names, rights in get-up, goodwill and the right to sue for passing off , rights in designs, rights in computer software, database rights, rights to use, and protect the confidentiality of, confidential information (including know-how and trade secrets) and all other intellectual property rights, in each case whether registered or unregistered and including all applications and rights to apply for and be granted, renewals or extensions of, and rights to claim priority from, such rights and all similar or equivalent rights or forms of protection which subsist or will subsist now or in the future in any part of the world.

Investments: all certificated shares, stock, debentures, bonds or other securities or investments (whether or not marketable) from time to time legally or beneficially owned by or on behalf of the Borrower.

LPA 1925: the Law of Property Act 1925.

Receiver: a receiver, receiver and manager or administrative receiver appointed by the Lender under clause 10.

Secured Assets: all the assets, property and undertaking for the time being of the Borrower which are, or are intended to be, subject to the Security created by, or pursuant to, this deed (and references to the Secured Assets shall include references to any part of them).

Secured Liabilities: all present and future obligations and liabilities of the Borrower to the Lender, whether actual or contingent and whether owed jointly or severally, as principal or surety or in any other capacity, under or in connection with the Facility Agreement or this deed, together with all interest (including, without limitation, default interest) accruing in respect of those monies, obligations or liabilities.

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Security Financial Collateral Arrangement: has the meaning given to that expression in the Financial Collateral Regulations.

Security: any mortgage, charge (whether fixed or floating, legal or equitable), pledge, lien, assignment by way of security or other security interest securing any obligation of any person, or any other agreement or arrangement having a similar effect.

Security Period: the period starting on the date of this deed and ending on the date on which the Lender is satisfied that all the Secured Liabilities have been unconditionally and irrevocably paid and discharged in full and no further Secured Liabilities are capable of being outstanding.

Tax Credit: has the same meaning as in the Facility Agreement.

VAT: value added tax or any equivalent tax chargeable in the UK or elsewhere.

1.2	Interpretation

In this deed:

(a)	headings shall not affect the interpretation of this deed;

(b)	a reference to a person shall include a reference to an individual, firm, company, corporation, partnership, unincorporated body of persons, government, state or agency of a state or any association, trust, joint venture or consortium (whether or not having separate legal personality);

(c)	unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular;

(d)	unless the context otherwise requires, a reference to one gender shall include a reference to the other genders;

(e)	a reference to a party shall include that party's successors, permitted assigns and permitted transferees and this deed shall be binding on, and enure to the benefit of, the parties to this deed and their respective personal representatives, successors, permitted assigns and permitted transferees;

(f)	a reference to a statute or statutory provision is a reference to it as amended, extended or re-enacted from time to time;

(g)	a reference to a statute or statutory provision shall include all subordinate legislation made from time to time under that statute or statutory provision;

(h)	a reference to writing or written includes fax but not email;

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(i)	an obligation on a party not to do something includes an obligation not to allow that thing to be done;

(j)	a reference to this deed (or any provision of it) or to any other agreement or document referred to in this deed is a reference to this deed, that provision or such other agreement or document as amended (in each case, other than in breach of the provisions of this deed) from time to time;

(k)	unless the context otherwise requires, a reference to a clause or Schedule is to a clause of, or Schedule to, this deed;

(l)	any words following the terms including, include, in particular, for example or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms;

(m)	a reference to an amendment includes a novation, re-enactment, supplement or variation (and amend and amended shall be construed accordingly);

(n)	a reference to assets includes present and future properties, undertakings, revenues, rights and benefits of every description;

(o)	a reference to an authorisation includes an approval, authorisation, consent, exemption, filing, licence, notarisation, registration and resolution;

(p)	a reference to determines or determined means, unless the contrary is indicated, a determination made at the absolute discretion of the person making it; and

(q)	a reference to a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation.

1.3	Nature of security over real property

A reference in this deed to a charge or mortgage of or over any Charged Property includes:

(a)	all buildings and fixtures and fittings (including trade and tenant's fixtures and fittings) and fixed plant and machinery that are situated on or form part of that Charged Property at any time;

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(b)	the proceeds of the sale of any part of that Charged Property and any other monies paid or payable in respect of or in connection with that Charged Property;

(c)	the benefit of any covenants for title given, or entered into, by any predecessor in title of the Borrower in respect of that Charged Property, and any monies paid or payable in respect of those covenants; and

(d)	all rights under any licence, agreement for sale or agreement for lease in respect of that Charged Property.

1.4	Clawback

If the Lender considers that an amount paid by the Borrower in respect of the Secured Liabilities is capable of being avoided or otherwise set aside on the liquidation or administration of the Borrower or otherwise, then that amount shall not be considered to have been irrevocably paid for the purposes of this deed.

1.5	Law of Property (Miscellaneous Provisions) Act 1989

For the purposes of section 2 of the Law of Property (Miscellaneous Provisions) Act 1989, the terms of the Facility Agreement are incorporated into this deed.

1.6	Perpetuity period

If the rule against perpetuities applies to any trust created by this deed, the perpetuity period shall be 125 years (as specified by section 5(1) of the Perpetuities and Accumulations Act 2009).

2.	Covenant to pay

The Borrower shall, on demand, pay to the Lender and discharge the Secured Liabilities when they become due.

3.	Grant of security

3.1	Legal mortgage

As a continuing security for the payment and discharge of the Secured Liabilities, the Borrower with full title guarantee charges to the Lender, by way of a first legal mortgage, all estates or interests in any freehold, leasehold or commonhold property now owned by it.

3.2	Fixed charges

As a continuing security for the payment and discharge of the Secured Liabilities, the Borrower with full title guarantee charges to the Lender by way of a first fixed charge :

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(a)	all present and future estates or interests of the Borrower in, or over, any freehold, leasehold or commonhold property (other than any such property effectively mortgaged under clause 3.1);

(b)	the benefit of all other contracts, guarantees, appointments and warranties relating to each Charged Property and other documents to which the Borrower is a party or which are in its favour or of which it has the benefit relating to any letting, development, sale, purchase, use or the operation of any Charged Property or otherwise relating to any Charged Property (including, in each case, but without limitation, the right to demand and receive all monies whatever payable to or for its benefit under or arising from any of them, all remedies provided for in any of them or available at law or in equity in relation to any of them, the right to compel performance of any of them and all other rights, interests and benefits whatever accruing to or for its benefit arising from any of them);

(c)	all licences, consents and authorisations (statutory or otherwise) held or required in connection with its business or the use of any Secured Asset, and all rights in connection with them;

(d)	all its present and future goodwill;

(e)	all its uncalled capital;

(f)	all the Equipment;

(g)	all the Intellectual Property;

(h)	all the Book Debts;

(i)	(to the extent not effectively assigned under clause 3.3(a)) the Tax Credit;

(j)	all the Investments;

(k)	all monies from time to time standing to the credit of its accounts with any bank, financial institution or other person (including each Designated Account), together with all other rights and benefits accruing to or arising in connection with each account (including, but not limited to, entitlements to interest);

(l)	all its rights in respect of each Insurance Policy, including all claims, the proceeds of all claims and all returns of premiums in connection with each Insurance Policy, to the extent not effectively assigned under clause 3.3.

3.3	Assignment

As a continuing security for the payment and discharge of the Secured Liabilities, the Borrower with full title guarantee assigns to the Lender absolutely, subject to a proviso for reassignment on irrevocable discharge in full of the Secured Liabilities:

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(a)	All its rights in relation to the Tax Credit; and

(b)	all its rights in each Insurance Policy, including all claims, the proceeds of all claims and all returns of premiums in connection with each Insurance Policy;

3.4	Floating charge

As a continuing security for the payment and discharge of the Secured Liabilities, the Borrower with full title guarantee charges to the Lender, by way of first floating charge, all its undertaking, property, assets and rights not otherwise effectively mortgaged, charged or assigned clause 3.1 to clause 3.3 inclusive.

3.5	Qualifying floating charge

Paragraph 14 of Schedule B1 to the Insolvency Act 1986 applies to the floating charge created by clause 3.4.

3.6	Automatic crystallisation of floating charge

The floating charge created by clause 3.4 shall automatically and immediately (without notice) convert into a fixed charge over the assets subject to that floating charge if:

(a)	the Borrower:

(i)	creates, or attempts to create, without the prior written consent of the Lender, Security or a trust in favour of another person over all or any part of the Secured Assets (except as expressly permitted by the terms of this deed or the Facility Agreement); or

(ii)	disposes, or attempts to dispose of, all or any part of the Secured Assets (other than Secured Assets that are only subject to the floating charge while it remains uncrystallised);

(b)	any person levies (or attempts to levy) any distress, attachment, execution or other process against all or any part of the Secured Assets; or

(c)	a resolution is passed or an order is made for the winding-up, dissolution, administration or re-organisation of the Borrower.

3.7	Crystallisation of floating charge by notice

The Lender may, in its sole discretion, at any time and by written notice to the Borrower, convert the floating charge created under this deed into a fixed charge as regards any part of the Secured Assets specified by the Lender in that notice.

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4.	Treatment of Tax Credit

4.1	All monies received by the Borrower by way of payment of the Tax Credit at any time (whether or not the security constituted by this deed has become enforceable) shall:

(a)	be paid immediately to the Lender or its solicitors in accordance with the terms of the Facility Agreement; and

(b)	until such time as such monies have been paid to the Lender or its solicitors, they shall be held on trust by the Borrower as trustee of the same for the benefit of the Lender.

5.	Representations and warranties

5.1	Times for making representations and warranties

The Borrower makes the representations and warranties set out in this clause 5 to the Lender on the date of this deed and on each day of the Security Period with reference to the facts and circumstances existing at the time of repetition.

5.2	Ownership of Secured Assets

The Borrower is the sole legal and beneficial owner of, and has good, valid and marketable title to, the Secured Assets.

5.3	No Security

The Secured Assets are free from any Security other than the Security created by this deed.

5.4	No adverse claims

The Borrower has not received, or acknowledged notice of, any adverse claim by any person in respect of the Secured Assets or any interest in them.

5.5	No adverse covenants

There are no covenants, agreements, reservations, conditions, interests, rights or other matters whatsoever that materially and adversely affect the Secured Assets.

5.6	No breach of laws

There is no breach of any law or regulation that materially and adversely affects the Secured Assets.

5.7	No interference in enjoyment

No facility necessary for the enjoyment and use of the Secured Assets is subject to terms entitling any person to terminate or curtail its use.

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5.8	Enforceable security

This deed constitutes and will constitute the legal, valid, binding and enforceable obligations of the Borrower, and is, and will continue to be, effective security over all and every part of the Secured Assets in accordance with its terms.

6.	General covenants

6.1	Negative pledge and disposal restrictions

The Borrower shall not at any time, except with the prior written consent of the Lender:

(a)	create, purport to create or permit to subsist any Security on, or in relation to, any Secured Asset other than any Security created by this deed;

(b)	sell, assign, transfer, part with possession of, or otherwise dispose of in any manner (or purport to do so), all or any part of, or any interest in, the Secured Assets; or

(c)	create or grant (or purport to create or grant) any interest in the Secured Assets in favour of a third party.

6.2	Preservation of Secured Assets

The Borrower shall not do, or permit to be done, any act or thing that would or might depreciate, jeopardise or otherwise prejudice the security held by the Lender, or materially diminish the value of any of the Secured Assets or the effectiveness of the security created by this deed and shall keep all Secured Assets, where applicable, in good and serviceable condition, safeguard and maintain its rights in the Secured Assets and deal with them only in the ordinary course of business.

7.	Powers of the Lender

7.1	Power to remedy

(a)	The Lender shall be entitled (but shall not be obliged) to remedy, at any time, a breach by the Borrower of any of its obligations contained in this deed.

(b)	The Borrower irrevocably authorises the Lender and its agents to do all things that are necessary or desirable for that purpose.

(c)	Any monies expended by the Lender in remedying a breach by the Borrower of its obligations contained in this deed shall be reimbursed by the Borrower to the Lender on a full indemnity basis and shall carry interest in accordance with clause 14.1.

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7.2	Lender has Receiver's powers

To the extent permitted by law, any right, power or discretion conferred by this deed (either expressly or impliedly) or by law on a Receiver may, after the security constituted by this deed has become enforceable, be exercised by the Lender in relation to any of the Secured Assets whether or not it has taken possession of any Secured Assets and without first appointing a Receiver or notwithstanding the appointment of a Receiver.

7.3	Indulgence

The Lender may, at its discretion, grant time or other indulgence, or make any other arrangement, variation or release with any person not being a party to this deed (whether or not any such person is jointly liable with the Borrower) in respect of any of the Secured Liabilities, or of any other security for them without prejudice either to this deed or to the liability of the Borrower for the Secured Liabilities.

7.4	Appointment of accountants

The Borrower shall:

(a)	at its own cost, if at any time so required by the Lender, appoint an accountant or firm of accountants nominated by the Lender to investigate the financial affairs of the Borrower and report to the Lender; and

(b)	co-operate fully with any accountants so appointed and immediately provide those accountants with all information requested.

The Borrower authorises the Lender to make an appointment as it shall think fit at any time, without further authority from the Borrower. In every case, the Borrower shall pay, or reimburse the Lender for, the fees and expenses of those accountants.

8.	When security becomes enforceable

8.1	Security becomes enforceable on Event of Default

The security constituted by this deed shall become immediately enforceable if an Event of Default occurs.

8.2	Discretion

After the security constituted by this deed has become enforceable, the Lender may, in its absolute discretion, enforce all or any part of that security at the times, in the manner and on the terms it thinks fit, and take possession of and hold or dispose of all or any part of the Secured Assets.

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9.	Enforcement of security

9.1	Enforcement powers

(a)	For the purposes of all powers implied by statute, the Secured Liabilities are deemed to have become due and payable on the date of this deed.

(b)	The power of sale and other powers conferred by section 101 of the LPA 1925 (as varied or extended by this deed) shall be immediately exercisable at any time after the security constituted by this deed has become enforceable .

(c)	Section 103 of the LPA 1925 does not apply to the security constituted by this deed.

9.2	Privileges

Each Receiver and the Lender is entitled to all the rights, powers, privileges and immunities conferred by the LPA 1925 on mortgagees and receivers.

9.3	No liability as mortgagee in possession

Neither the Lender nor any Receiver or Delegate shall be liable, by reason of entering into possession of a Secured Asset or for any other reason, to account as mortgagee in possession in respect of all or any of the Secured Assets, nor shall any of them be liable for any loss on realisation of, or for any act, default or omission for which a mortgagee in possession might be liable.

9.4	Right of appropriation

(a)	To the extent that:

(i)	the Secured Assets constitute Financial Collateral; and

(ii)	this deed and the obligations of the Borrower under it constitute a Security Financial Collateral Arrangement,

the Lender shall have the right, at any time after the security constituted by this deed has become enforceable, to appropriate all or any of those Secured Assets in or towards the payment or discharge of the Secured Liabilities in any order that the Lender may, in its absolute discretion, determine.

(b)	The value of any Secured Assets appropriated in accordance with this clause shall be the amount standing to the credit of each of the Borrower's accounts with any bank, financial institution or other person, together with any accrued but unpaid interest, at the time the right of appropriation is exercised; and

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(c)	The Borrower agrees that the methods of valuation provided for in this clause are commercially reasonable for the purposes of the Financial Collateral Regulations.

9.5	Power to dispose of chattels

(a)	At any time after the security constituted by this deed has become enforceable, the Lender or any Receiver may, as agent for the Borrower, dispose of any chattels or produce found on any Charged Property.

(b)	Without prejudice to any obligation to account for the proceeds of any disposal made under clause 9.5(a), the Borrower shall indemnify the Lender and any Receiver against any liability arising from any disposal made under clause 9.5(a).

10.	Receiver

10.1	Appointment

At any time after the security constituted by this deed has become enforceable, or at the request of the Borrower, the Lender may, without further notice, appoint by way of deed, or otherwise in writing, any one or more persons to be a Receiver of all or any part of the Secured Assets.

10.2	Removal

The Lender may, without further notice (subject to section 45 of the Insolvency Act 1986 in the case of an administrative receiver), from time to time, by way of deed, or otherwise in writing, remove any Receiver appointed by it and may, whenever it thinks fit, appoint a new Receiver in the place of any Receiver whose appointment may for any reason have terminated.

10.3	Remuneration

The Lender may fix the remuneration of any Receiver appointed by it without the restrictions contained in section 109 of the LPA 1925, and the remuneration of the Receiver shall be a debt secured by this deed, to the extent not otherwise discharged.

10.4	Power of appointment additional to statutory powers

The power to appoint a Receiver conferred by this deed shall be in addition to all statutory and other powers of the Lender under the Insolvency Act 1986, the LPA 1925 or otherwise, and shall be exercisable without the restrictions contained in sections 103 and 109 of the LPA 1925 or otherwise.

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10.5	Agent of the Borrower

Any Receiver appointed by the Lender under this deed shall be the agent of the Borrower and the Borrower shall be solely responsible for the contracts, engagements, acts, omissions, defaults, losses and remuneration of that Receiver and for liabilities incurred by that Receiver. The agency of each Receiver shall continue until the Borrower goes into liquidation and after that the Receiver shall act as principal and shall not become the agent of the Lender.

11.	Powers of Receiver

11.1	General

(a)	Any Receiver appointed by the Lender under this deed shall, in addition to the powers conferred on it by statute, have the rights, powers and discretions set out in clause 11.2 to clause 11.6.

(b)	A Receiver has all the rights, powers and discretions conferred on a receiver (or a receiver and manager) under the LPA 1925, and shall have those rights, powers and discretions conferred on an administrative receiver under the Insolvency Act 1986 whether it is an administrative receiver or not.

(c)	If there is more than one Receiver holding office at the same time, each Receiver may (unless the document appointing it states otherwise) exercise all of the powers conferred on a Receiver under this deed individually and to the exclusion of any other Receiver.

(d)	Any exercise by a Receiver of any of the powers given by clause 11 may be on behalf of the Borrower, the directors of the Borrower or itself.

11.2	Employ personnel and advisers

(a)	A Receiver may provide services and employ or engage any managers, officers, servants, contractors, workmen, agents, other personnel and professional advisers on any terms, and subject to any conditions, that it thinks fit.

(b)	A Receiver may discharge any such person or any such person appointed by the Borrower.

11.3	Remuneration

A Receiver may charge and receive any sum by way of remuneration (in addition to all costs, charges and expenses incurred by it) that the Lender may prescribe or agree with it.

11.4	Possession

A Receiver may take immediate possession of, get in and realise any Secured Asset.

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11.5	Dispose of Secured Assets

A Receiver may sell, exchange, convert into money and realise all or any of the Secured Assets in respect of which it is appointed in any manner (including, without limitation, by public auction or private sale) and generally on any terms and conditions as it thinks fit. Any sale may be for any consideration that the Receiver thinks fit and a Receiver may promote, or concur in promoting, a company to purchase the Secured Assets to be sold.

11.6	Incidental powers

A Receiver may do any other acts and things that it:

(a)	may consider desirable or necessary for realising any of the Secured Assets;

(b)	may consider incidental or conducive to any of the rights or powers conferred on a Receiver under or by virtue of this deed or law; or

(c)	lawfully may or can do as agent for the Borrower.

12.	Delegation

12.1	Delegation

The Lender or any Receiver may delegate (either generally or specifically) by power of attorney or in any other manner to any person any right, power, authority or discretion conferred on it by this deed (including the power of attorney granted under clause 16.1).

12.2	Terms

The Lender and each Receiver may make a delegation on the terms and conditions (including the power to sub-delegate) that it thinks fit.

12.3	Liability

Neither the Lender nor any Receiver shall be in any way liable or responsible to the Borrower for any loss or liability arising from any act, default, omission or misconduct on the part of any Delegate.

13.	Application of proceeds

13.1	Order of application of proceeds

All monies received or recovered by the Lender, a Receiver or a Delegate under this deed or in connection with the realisation or enforcement of all or part of the security constituted by this deed, shall (subject to the claims of any person having prior rights and by way of variation of the LPA 1925) be applied in the following order of priority (but without prejudice to the Lender's right to recover any shortfall from the Borrower):

(a)	in or towards payment of all costs, liabilities, charges and expenses incurred by or on behalf of the Lender (and any Receiver, Delegate, attorney or agent appointed by it) under or in connection with this deed, and of all remuneration due to any Receiver under or in connection with this deed;

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(b)	in or towards payment of the Secured Liabilities in any order and manner that the Lender determines; and

(c)	in payment of the surplus (if any) to the Borrower or other person entitled to it.

13.2	Appropriation

Neither the Lender, any Receiver nor any Delegate shall be bound (whether by virtue of section 109(8) of the LPA 1925, which is varied accordingly, or otherwise) to pay or appropriate any receipt or payment first towards interest rather than principal or otherwise in any particular order between any of the Secured Liabilities.

14.	Costs and indemnity

14.1	Costs

The Borrower shall, promptly on demand, pay to, or reimburse, the Lender and any Receiver, on a full indemnity basis, all costs, charges, expenses, taxes and liabilities of any kind (including, without limitation, legal, printing and out-of-pocket expenses) incurred by the Lender, any Receiver or any Delegate in connection with:

(a)	this deed or the Secured Assets;

(b)	taking, holding, protecting, perfecting, preserving or enforcing (or attempting to do so) any of the Lender's, a Receiver's or a Delegate's rights under this deed; or

(c)	taking proceedings for, or recovering, any of the Secured Liabilities,

together with interest, which shall accrue and be payable (without the need for any demand for payment being made) from the date on which the relevant cost, charge, expense, tax or liability arose until full discharge of that cost, charge, expense, tax or liability (whether before or after judgment, liquidation, winding up or administration of the Borrower) at the rate and in the manner specified in the Facility Agreement.

14.2	Indemnity

(a)	The Borrower shall indemnify the Lender, each Receiver and each Delegate, and their respective employees and agents against all liabilities, costs, expenses, damages and losses (including but not limited to any direct, indirect or consequential losses, loss of profit, loss of reputation and all interest, penalties and legal costs (calculated on a full indemnity basis) and all other professional costs and expenses) suffered or incurred by any of them arising out of or in connection with:

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(i)	the exercise or purported exercise of any of the rights, powers, authorities or discretions vested in them under this deed or by law in respect of the Secured Assets;

(ii)	taking, holding, protecting, perfecting, preserving or enforcing (or attempting to do so) the security constituted by this deed; or

(iii)	any default or delay by the Borrower in performing any of its obligations under this deed.

(b)	Any past or present employee or agent may enforce the terms of this clause 14.2 subject to and in accordance with the provisions of the Contracts (Rights of Third Parties) Act 1999.

15.	Further assurance

15.1	Further assurance

15.2	The Borrower shall promptly, at its own expense, take whatever action the Lender or any Receiver may reasonably require for:

(a)	creating, perfecting or protecting the security created or intended to be created by this deed;

(b)	facilitating the realisation of any Secured Asset; or

(c)	facilitating the exercise of any right, power, authority or discretion exercisable by the Lender or any Receiver in respect of any Secured Asset,

15.3	including, without limitation the execution of any mortgage, transfer, conveyance, assignment or assurance of all or any of the assets forming part of (or intended to form part of) the Secured Assets (whether to the Lender or to its nominee) and the giving of any notice, order or direction and the making of any filing or registration which, in any such case, the Lender may consider necessary or desirable.

16.	Power of attorney

16.1	Appointment of attorneys

By	way of security, the Borrower irrevocably appoints the Lender, every Receiver and every Delegate separately to be the attorney of the Borrower and, in its name, on its behalf and as its act and deed, to execute any documents and do any acts and things that:

(a)	the Borrower is required to execute and do under this deed; or

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(b)	any attorney deems proper or desirable in exercising any of the rights, powers, authorities and discretions conferred by this deed or by law on the Lender, any Receiver or any Delegate.

16.2	Ratification of acts of attorneys

The Borrower ratifies and confirms, and agrees to ratify and confirm, anything that any of its attorneys may do in the proper and lawful exercise, or purported exercise, of all or any of the rights, powers, authorities and discretions referred to in clause 16.1.

17.	Assignment and transfer

17.1	Assignment by Lender

(a)	At any time, without the consent of the Borrower, the Lender may assign or transfer any or all of its rights and obligations under this deed.

(b)	The Lender may disclose to any actual or proposed assignee or transferee any information in its possession that relates to the Borrower, the Secured Assets and this deed that the Lender considers appropriate.

17.2	Assignment by Borrower

The Borrower may not assign any of its rights, or transfer any of its rights or obligations, under this deed.

18.	Set-off

18.1	Lender's right of set-off

The Lender may at any time set off any liability of the Borrower to the Lender against any liability of the Lender to the Borrower, whether either liability is present or future, liquidated or unliquidated, and whether or not either liability arises under this deed. If the liabilities to be set off are expressed in different currencies, the Lender may convert either liability at a market rate of exchange for the purpose of set-off. Any exercise by the Lender of its rights under this clause 18shall not limit or affect any other rights or remedies available to it under this deed or otherwise.

18.2	No obligation to set off

The Lender is not obliged to exercise its rights under clause 18.1. If, however, it does exercise those rights it must promptly notify the Borrower of the set-off that has been made.

18.3	Exclusion of Borrower's right of set-off

All payments made by the Borrower to the Lender under this deed shall be made in full without any set-off, counterclaim, deduction or withholding (other than any deduction or withholding of tax as required by law).

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19.	Amendments, waivers and consents

19.1	Amendments

No amendment of this deed shall be effective unless it is in writing and signed by, or on behalf of, each party (or its authorised representative).

19.2	Waivers and consents

(a)	A waiver of any right or remedy under this deed or by law, or any consent given under this deed, is only effective if given in writing by the waiving or consenting party and shall not be deemed a waiver of any other breach or default. It only applies in the circumstances for which it is given and shall not prevent the party giving it from subsequently relying on the relevant provision.

(b)	A failure or delay by a party to exercise any right or remedy provided under this deed or by law shall not constitute a waiver of that or any other right or remedy, prevent or restrict any further exercise of that or any other right or remedy or constitute an election to affirm this deed. No single or partial exercise of any right or remedy provided under this deed or by law shall prevent or restrict the further exercise of that or any other right or remedy. No election to affirm this deed by the Lender shall be effective unless it is in writing.

19.3	Rights and remedies

The rights and remedies provided under this deed are cumulative and are in addition to, and not exclusive of, any rights and remedies provided by law.

20.	Severance

20.1	Severance

If any provision (or part of a provision) of this deed is or becomes invalid, illegal or unenforceable, it shall be deemed modified to the minimum extent necessary to make it valid, legal and enforceable. If such modification is not possible, the relevant provision (or part of a provision) shall be deemed deleted. Any modification to or deletion of a provision (or part of a provision) under this clause shall not affect the legality, validity and enforceability of the rest of this deed.

21.	Counterparts

21.1	Counterparts

This deed may be executed in any number of counterparts, each of which when executed and delivered shall constitute a duplicate original, but all the counterparts shall together constitute one deed.

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22.	Third party rights

22.1	Third party rights

(a)	Except as expressly provided, a person who is not a party to this deed shall not have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce, or enjoy the benefit of, any term of this deed. This does not affect any right or remedy of a third party which exists, or is available, apart from that Act.

(b)	The rights of the parties to rescind or agree any amendment or waiver under this deed are not subject to the consent of any other person.

23.	Further provisions

23.1	Independent security

The security constituted by this deed shall be in addition to, and independent of, any other security or guarantee that the Lender may hold for any of the Secured Liabilities at any time. No prior security held by the Lender over the whole or any part of the Secured Assets shall merge in the security created by this deed.

23.2	Continuing security

The security constituted by this deed shall remain in full force and effect as a continuing security for the Secured Liabilities, despite any settlement of account, or intermediate payment, or other matter or thing, unless and until the Lender discharges this deed in writing.

23.3	Discharge conditional

Any release, discharge or settlement between the Borrower and the Lender shall be deemed conditional on no payment or security received by the Lender in respect of the Secured Liabilities being avoided, reduced or ordered to be refunded under any law relating to insolvency, bankruptcy, winding-up, administration, receivership or otherwise. Despite any such release, discharge or settlement:

(a)	the Lender or its nominee may retain this deed and the security created by or under it, including all certificates and documents relating to the whole or any part of the Secured Assets, for any period that the Lender deems necessary to provide the Lender with security against any such avoidance, reduction or order for refund; and

(b)	the Lender may recover the value or amount of such security or payment from the Borrower subsequently as if the release, discharge or settlement had not occurred.

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23.4	Certificates

A certificate or determination by the Lender as to any amount for the time being due to it from the Borrower under this deed and the Facility Agreement shall be, in the absence of any manifest error, conclusive evidence of the amount due.

23.5	Consolidation

The restriction on the right of consolidation contained in section 93 of the LPA 1925 shall not apply to this deed.

24.	Notices

24.1	Delivery

Any notice or other communication given to a party under or in connection with this deed shall be:

(a)	in writing;

(b)	delivered by hand, by pre-paid first-class post or other next working day delivery service or sent by fax; and

(c)	sent to the address set out at the beginning of this agreement or to any other address or fax number as is notified in writing by one party to the other from time to time.

24.2	Receipt by Borrower

Any notice or other communication that the Lender gives to the Borrower shall be deemed to have been received:

(a)	if delivered by hand, at the time it is left at the relevant address;

(b)	if posted by pre-paid first-class post or other next working day delivery service, on the second Business Day after posting; and

(c)	if sent by fax, when received in legible form.

A notice or other communication given as described in clause 24.2(a) or clause 24.2(c) on a day that is not a Business Day, or after normal business hours, in the place it is received, shall be deemed to have been received on the next Business Day.

24.3	Receipt by Lender

Any notice or other communication given to the Lender shall be deemed to have been received only on actual receipt.

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24.4	Service of proceedings

This clause 24 does not apply to the service of any proceedings or other documents in any legal action or, where applicable, any arbitration or other method of dispute resolution.

24.5	No notice by email

A notice or other communication given under or in connection with this deed is not valid if sent by email.

25.	Governing law and jurisdiction

25.1	Governing law

This deed and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with the law of England and Wales.

25.2	Jurisdiction

Each party irrevocably agrees that, subject as provided below, the courts of England and Wales shall have exclusive jurisdiction over any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with this deed or its subject matter or formation. Nothing in this clause shall limit the right of the Lender to take proceedings against the Borrower in any other court of competent jurisdiction, nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdictions, whether concurrently or not, to the extent permitted by the law of such other jurisdiction.

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In witness whereof this document has been executed and delivered as a deed on the date first stated above.

Executed as a Deed by SMARTKEM LIMITED acting by , a	/s/ Robert Bahns
director, in the presence of
Director

/s/ Hind Khalifeh

[SIGNATURE OF WITNESS]

[NAME OF WITNESS IN BLOCK CAPITALS]

[ADDRESS OF WITNESS]

[OCCUPATION OF WITNESS]

Executed as a Deed by FCRF 2 LIMITED acting by , a director,	/s/ Edmund Salvesen
in the presence of
Director

/s/ Mary Abigail Salvesen

[SIGNATURE OF WITNESS]

[NAME OF WITNESS IN BLOCK CAPITALS]

[ADDRESS OF WITNESS]

[OCCUPATION OF WITNESS]